Exhibit 10.2

AMENDMENT NO. 2 TO GUARANTEE AGREEMENT

AMENDMENT NO. 2 TO GUARANTEE AGREEMENT (this “Amendment”), dated effective as of June 27, 2013 (the “Amendment Effective Date”), made by ARES COMMERCIAL REAL ESTATE CORPORATION, a Maryland corporation (“Guarantor”) having its principal place of business c/o Ares Management LLC, One North Wacker Drive, 48th Floor, Chicago, IL  60606, in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”) and any of its parent, subsidiary or affiliated companies (collectively, “Beneficiary”).

RECITALS

WHEREAS, pursuant to that certain Master Repurchase and Securities Contract, dated as of December 14, 2011 (the “Original Repurchase Agreement”) between Wells Fargo Bank, National Association (as “Buyer”) and ACRC Lender W LLC (“Seller”), as amended pursuant to Amendment No. 1 to Master Repurchase and Securities Contract between Buyer, Guarantor, ACRC Holdings LLC (as Original Guarantor) and Seller dated April 22, 2012 (the “First Amendment”; together with the Original Repurchase Agreement, as further amended, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), Seller agreed to sell, from time to time, to Buyer certain Whole Loans and Senior Interests, each as defined in the Repurchase Agreement (collectively, the “Purchased Assets”), upon the terms and subject to the conditions as set forth therein;

WHEREAS, in connection with the execution and delivery by the parties thereto of the First Amendment, Guarantor executed and delivered to Buyer a replacement Guarantee Agreement dated as of May 22, 2012, as amended pursuant to Amendment No. 1 to Guarantee Agreement between Guarantor and Buyer dated as of June 29, 2012 (the “Guarantee”); and

WHEREAS, Buyer and Guarantor have agreed to further amend certain provisions of the Guarantee as set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees with Buyer as follows:

1.         Amendment to Guaranty.

(a)        The defined term “Liquidity”, as set forth in Section 1 of the Guaranty, is hereby deleted in its entirety.

(b)       The defined terms “Debt Service”, “Fixed Charge Coverage Ratio”, “Fixed Charges”, “Tangible Net Worth” and “Total Assets”, as set forth in Section 1 of the Guaranty, are each hereby amended and restated in their entirety to read as follows:

“Debt Service”:  For any Test Period, the sum of (a) Interest Expense for Guarantor determined on a consolidated basis for such period, and (b) all regularly scheduled principal payments made with respect to Indebtedness of Guarantor and its Subsidiaries during such period, other than (i) any voluntary or involuntary prepayment or (ii) prepayment occasioned by the repayment of an underlying asset, or any balloon, bullet, margin or similar principal payment which repays such Indebtedness in part or in full.

“Fixed Charge Coverage Ratio”:  With respect to Guarantor at any time, the EBITDA (as determined in accordance with GAAP) for the immediately preceding twelve (12) month period ending on the last date of the applicable Test Period, divided by the Fixed Charges for the immediately preceding twelve (12) month period ending on the last date of the applicable Test Period.

“Fixed Charges”:  With respect to Guarantor at any time, the sum of (a) Debt Service, (b) all preferred dividends that Guarantor is required, pursuant to the terms of the certificate of designation or other similar document governing the rights of preferred shareholders, to pay and is not permitted to defer, (c) Capital Lease Obligations paid or accrued during such period, and (d) any amounts payable under any Ground Lease.

“Tangible Net Worth”:  With respect to Guarantor at any time, determined on a consolidated basis, all amounts that would be included under capital or shareholder’s equity (or any like caption) on the balance sheet of Guarantor, minus (a) amounts owing to Guarantor from any Affiliate thereof, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with such Person or any Affiliate thereof, (b) intangible assets, and (c) prepaid taxes and/or expenses, plus deferred origination fees, net of deferred origination costs, all on or as of such date.  For the sake of clarity, mortgage servicing rights shall not be deemed to be intangible assets.

“Total Assets”:  With respect to Guarantor and any date, an amount, determined on a consolidated basis, equal to the aggregate book value of all assets owned by Guarantor on a consolidated basis and the proportionate share of assets owned by all non-consolidated Subsidiaries of Guarantor, less (a) amounts owing to Guarantor from any Affiliate thereof, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with Guarantor or any Affiliate thereof, (b) intangible assets (other than Interest Rate Protection Agreements specifically related to the Purchased Assets), and (c) prepaid taxes and expenses, plus deferred origination fees, net of deferred origination costs, all on or as of such date.  For the sake of clarity, mortgage servicing rights shall not be deemed to be intangible assets.

(c)        Section 9(b) of the Guaranty is hereby deleted in its entirety and replaced with “[Reserved]”.

(d)       Section 9(c) of the Guaranty is hereby amended and restated in its entirety to read as follows:

(c)        Fixed Charge Coverage Ratio.  Commencing on the calendar quarter ending on June 30, 2013, Guarantor shall not permit its Fixed Charge Coverage Ratio for the immediately preceding twelve (12) month period ending on the last date of the applicable Test Period to be less than 1.25 to 1.00, with compliance to be tested as of the end of each Test Period.

2.         Limited Effect.  Except as expressly amended and modified by this Amendment, the Guarantee shall continue to be, and shall remain, in full force and effect in accordance with its terms; provided, however, that upon the Amendment Effective Date, each (a) reference to the “Guarantee” in any of the Repurchase Documents shall be deemed to be a reference to the Guarantee as amended hereby, and (b) each reference in the Guarantee to “this Agreement”, this “Guarantee”, “hereof”, “herein” or words of similar effect in referring to the Guarantee shall be deemed to be references to the Guarantee as amended by this Amendment.

3.         Counterparts.  This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

4.         Paragraph Headings.  The paragraph headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

5.         Governing Law.  THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW, PROVISION OR RULE (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

[SIGNATURES COMMENCE ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Guarantee Agreement to be duly executed and delivered as of the date first above written.

Guarantor:

ARES COMMERCIAL REAL ESTATE CORPORATION, a Maryland corporation

By:	/s/ Timothy B. Smith
Name: Timothy B. Smith
Title: Vice President

Beneficiary:

WELLS FARGO BANK, N.A., a national banking association

By:	/s/ John Nelson
Name: John Nelson
Title: Managing Director

Acknowledged and Agreed to by:

Seller:

ACRC LENDER W LLC, a Delaware limited
liability company

By:	/s/ Timothy B. Smith
Name: Timothy B. Smith
Title: Vice President